Exhibit 23

BERRY . DUNN . MCNEIL & PARKER
BDMP

CERTIFIED PUBLIC ACCOUNTANTS
MANAGEMENT CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report (Form 10-K) of Community Bancorp. of our report dated March 28, 2011, with respect to the consolidated financial statements included in the 2010 Annual Report to Shareholders of Community Bancorp.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-127024) pertaining to the Community Bancorp. Dividend Reinvestment Plan and in the Registration Statement (Form S-8 No. 333-133631) pertaining to the Community Bancorp. Retirement Savings Plan of our report dated March 29, 2010, with respect to the consolidated financial statements incorporated therein by reference of Community Bancorp. included in the Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Berry, Dunn, McNeil & Parker

Portland, Maine
March 28, 2011
Vermont Registration No. 92-0000278